Exhibit B
                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                            4KIDS ENTERTAINMENT, INC.

                -------------------------------------------------

                Under Section 805 of the Business Corporation Law

                -------------------------------------------------

      Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned Chairman and the Executive Vice President and Secretary, respectively, of 4Kids Entertainment, Inc., hereby certify:

      FIRST: The name of the Corporation is 4Kids Entertainment, Inc.

      SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on April 28, 1970 under the original name of American Leisure Industries, Inc.

      THIRD:   The  amendment  of  the  Certificate  of   Incorporation  of  the
Corporation effected by this Certificate of Amendment is to increase the number of shares of authorized common stock of the corporation.

      FOURTH: To accomplish the foregoing amendment, the first sentence of Article FOUR of the Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is hereby amended to read as follows:

            "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is forty-three million (43,000,000) shares divided into two classes of which forty million (40,000,000) shares shall be designated as common stock, $.01 par value per share and three million (3,000,000) shares shall be designated as preferred stock, $.01 par value per share."

      FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of the Board of Directors of the Corporation, followed by a vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote on the said amendment of the Certificate of Incorporation.

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Date: _________ __, 2000

                                 By  ___________________________________________
                                     Alfred R. Kahn, Chairman

                                 By  ___________________________________________
                                     Joseph P. Garrity,
                                     Executive Vice President, Secretary


                                      B-1